AMENDED CODE OF REGULATIONS

                               OF

                 AMERICAN FINANCIAL CORPORATION
                   (Adopted December 2, 1997)


                           ARTICLE I

                          Fiscal Year

     Unless otherwise designated by the Board of Directors, the fiscal year of the Corporation after the adoption of this Code of Regulations shall end each December 31.


                           ARTICLE II

                          Shareholders

Section 1.  Meetings of the Shareholders.

      1.1 Annual Meetings. The Annual Meeting of the Sharehold ers of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held at 10:00 a.m. on the third Monday in May each year or such other time and at such place as designated by the Board of Directors. If the Annual Meeting is not held or if Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

      1.2 Special Meetings. Special meetings of the Shareholders may be held on any business day when called by the Chairman of the Board, the President, a majority of Directors, or persons holding twenty-five percent of all voting power of the Corporation and entitled to vote. Calls for special business shall be considered at any such meeting other than that specified in the call therefor.

      1.3 Place of Meetings. Any meeting of Shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

      1.4   Notice of Meeting and Waiver of Notice

            1.4.1  Notice.  Written notice of the time, place and
      purposes of any meeting of Shareholders shall be given to each Shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the Shareholders at their respective addresses as they appear upon the records of the Corporation. Notice shall be deemed to have been given on the day mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

            1.4.2 Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

            1.4.3 Waiver. Notice of any meeting may be waived in writing by any Shareholder either before or after any meeting, or by attendance at such meeting without protest to its commencement.

      1.5 Shareholders Entitled to Notice and to Vote. If a record date shall not be fixed, the record date for the determina tion of Shareholders entitled to notice of or to vote at any meeting of Shareholders shall be the close of business on the forty-fifth prior to the date of the meeting and only Sharehold ers of record at such record date shall be entitled to notice of and to vote at such meeting.

      1.6 Quorum and Voting. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for any meeting. The Shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

      Except as provided by statute or in the Articles, every Shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record on the record date for the determination of the Shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.

      1.7   Organization of Meetings.

            1.7.1 Presiding Officer. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President of the Corporation, shall call all meetings of the Shareholders to order and shall act as Chairman thereof; if all are absent, the Shareholders shall elect a Chairman.

            1.7.2 Minutes. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

      1.8 Order of Business. The order of business shall be as established by the Chairman or by a majority of the directors.

      1.9 Proxies. A person who is entitled to attend a Share holders' meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney which may be transmitted physically, or by mail, by facsimile or other electronic medium.

      1.10 List of Shareholders. At any meeting of Shareholders a list of Shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced on the request of any Shareholder.

Section 2.  Notice of Shareholder Business and Nominations.

      2.1 Annual Meetings of Shareholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the Corporation's notice of the meeting, by or at the direction of the Board of Directors or by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Regulation, who is entitled to vote at the meeting and who complies with the notice procedures set forth herein.

      For nominations or other business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of notice. Such notice shall set forth as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14a-11 thereunder including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. As to any other business that the shareholder proposes to bring before the meeting, such notice shall include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall state the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      If the number of directors to be elected is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Regulation shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      2.2 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving notice provided for in this Regulation, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Regulation. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by this Regulation shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

      2.3 General. Only such persons who are nominated in accordance with the procedures set forth in this Regulation shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Regulation. Except as otherwise provided by law, the Articles of Incorporation or these Code of Regulations, the
Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Regulation and, if any proposed nomination or business is not in compliance with this Regulation, to declare that such defective proposal or nomination shall be disregarded.

                          ARTICLE III

                           Directors

Section 1.  General Powers.

      The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the Shareholders.

Section 2.  Election, Number and Qualification of Directors.

      2.1    Election.   The Directors shall be  elected  at  the
annual meeting of the Shareholders, or if not so elected, at a special meeting of Shareholders called for that purpose.

      2.2   Number.  The number of Directors, which shall not  be
less than the lesser of three or the number of Shareholders of record, may be fixed or changed at a meeting of the Shareholders called for the purpose of electing Directors at which a quorum is present, by a majority of votes cast at the meeting. In addition, the number of Directors may be fixed or changed by action of the Directors at a meeting called for that purpose at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director's office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

      2.3 Qualifications. Directors need not be Shareholders of the Corporation.

Section 3.  Term of Office of Directors.

      3.1 Term. Each Director shall hold office until the next annual meeting of the Shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

      3.2 Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

      3.3 Vacancy. In the event of any vacancy in the Board of Directors for any cause, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4.  Meetings of Directors.

      4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the meeting of Shareholders at which Directors are elected. The holding of such Shareholders' meeting shall constitute notice of such Directors' meeting and such meeting shall be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Directors.

      4.2    Special Meetings.  Special Meetings of the Board  of
Directors may be held at any time upon call of the Chairman of the Board, the President, any Vice President, or any two Direc tors.

      4.3 Place of Meeting. Any meeting of Directors may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

      4.4 Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each Director by personal delivery, telephone, facsimile transmission or mail at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting.

Section 5.  Quorum and Voting.

      At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office constitutes a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions, and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles, Regulations or By-Laws.

Section 6.  Committees.

      6.1 Appointment. The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each committee shall be composed of at least three directors unless a lesser number is allowed by law. Each such committee and each member thereof shall serve at the pleasure of the Board.

      6.2 Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Commit tee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law.

      6.3 Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7.  Action of Directors Without a Meeting.

      Any action which may be taken at a meeting of Directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or all of the members of the particular committee, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8.  Compensation of Directors.

      The Board of Directors may allow compensation to directors for performance of their duties and for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for his expenses in connection with attending any Board or committee meeting.

Section 9.  Relationship with Corporation.

      Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Cor poration for the reason that it is between or affects the Corpora tion and one or more of its Directors, or between or affects the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more inter ested Directors participate in or vote at the meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

      9.1 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

      9.2 the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

      9.3 the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the shareholders.

Section 10. Attendance at Meetings of Persons
            Who Are Not Directors

      Unless waived by the Chairman, any Director who desires the presence at any regular or special meeting of the Board of Directors of a person who is not a Director, shall notify all other Directors, not less than twenty-four hours before such meeting, request the presence of such person and state the reason in writing. Such person will not be permitted to attend the Directors' meeting unless a majority of the Directors in attendance vote to admit such person to the meeting. Such vote shall constitute the first order of business for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the Directors in attendance.

                           ARTICLE IV

                            Officers

Section 1.  General Provisions.

      The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice Presidents, and such other officers and assistant offi cers as the Board may from time-to-time deem necessary. The Chairman of the Board, if any, shall be a Director, but none of the other officers need be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or veri fied by two or more officers.

Section 2.  Powers and Duties.

      All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regard less of whether such authority and duties are customarily inci dent to such office. In the absence of any officer of the Cor poration, or for any other reason the Board of Directors may deem sufficient, the powers or duties of such officer, or any of them may be delegated, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to pre scribe their authority and duties.

Section 3.  Term of Office and Removal.

      3.1 Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Direc tors and until his successor is elected and qualified.

      3.2    Removal.   The  Board of Directors  may  remove  any
officer at any time with or without cause by the affirmative vote of a majority of Directors in office.

Section 4.  Compensation of Officers.

      Unless compensation is otherwise determined by a majority of the Directors at a regular or special meeting of the Board of Directors or unless such determination is delegated by the Board of Directors to a committee of directors, the President, or a Chief Executive Officer, if one has been elected, of the Corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the Corporation.

                           ARTICLE V

                        Indemnification

Section 1.  Right to Indemnification.

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enter prise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemni fied and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators. Except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

      The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. An advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determina tion that such payment would violate law or public policy.

Section 2.  Right of Indemnitee to Bring Suit.

      If a claim under Section 1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3.  Nonexclusivity and Survival of Rights.

      The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation,
Code of Regulation, agreement, vote of shareholders or disinterested directors, or otherwise.

      Notwithstanding any amendment to or repeal of this Article V, or of any of the procedures established by the Board of Directors pursuant to Section 7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

      Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article V shall, notwithstanding any amendment to or repeal of this Article V, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article V (or the estate or personal representative of such person) for a period of six years after the date such person's service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4.  Insurance, Contracts, and Funding.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Ohio. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article V.

Section 5.  Persons Serving Other Entities.

      Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, limited liability company or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or member or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 1.

Section 6.  Indemnification of Employees and
          Agents of the Corporation.

      The  Corporation may, by action of its Board of  Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in
Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 7.  Procedures for the Submission of Claims.

      The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this
Article V, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these Code of Regulations and shall be deemed for all purposes to be a part hereof.

                           ARTICLE VI

                           Amendments

      This Code of Regulations may be amended by the affirmative vote or the written consent of the Shareholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall mail a copy of such amendment to each Shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. This Code of Regulations may also be amended by the affirmative vote of a majority of the directors to the extent permitted by Ohio law at the time of such amendment.